EXHIBIT 99.1

                             JOINT FILING AGREEMENT
                             ----------------------

Pursuant to Rule 13d-1 (k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that the Schedule 13D to which this Joint Filing
Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    June 14, 2000


                                  KINDER GELT, L.P.


                                  By: ________________________
                                      Name:  Henry Hirsch
                                      Title: General Partner



                                      ________________________
                                      Name:  Henry Hirsch